Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus filed on May 8, 2017 of our report dated December 9, 2016, with respect to our audit of the consolidated financial statements of DLH Holdings Corp., included in its Annual Report on Form 10-K for the year ended September 30, 2016, as filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in this Registration Statement on Form S-3 and related Prospectus.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC

New York, New York
May 8, 2017